Oatley Bystrom & Hansen
                      A Professional Corporation of CPA's
                       6061 South Willow Drive, Suite 230
                       Greenwood Village, Colorado 80111
                     (303) 770-8383    Fax (303) 721-6925

                               September 27, 2000



C.P. Gervaise-Brasier, President
GS Telecom Limited
Enterprise House, Ocean Village, Southampton, SO14 3XD,
United Kingdom of Great Britain

Dear Mr. Gervaise-Brasier:

     This is to confirm that the client-auditor relationship between GS Telecom Limited (Commission File Number 0-13313) and Oatley & Hansen, P.C. (formerly Oatley Bystrom & Hansen) has ceased.

Sincerely,


/s/ Oatley & Hansen

cc:     Office of the Chief Accountant
        SECPS Letter File
        Securities and Exchange Commission